SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2/A
                                 AMENDMENT NO. 4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

    As filed with the Securities and Exchange Commission on February 3, 2003

                              EFOODSAFETY.COM, INC.

                 (Name of Small Business Issuer in its charter)

            Nevada                      2870                 62-1772151

   (State of Incorporation) (Primary Standard Industrial (I.R.S. Employer ID.)
                                 Classification No.)

                          2302 Shoreham Court, Suite E
                                Bel Air, MD 21015
                              (443) 512-0585 Phone
                               (443) 512-0585 Fax

             (Address and telephone number of Registrant's principal
               executive offices and principal place of business)

                            Patricia Ross, President
                              eFoodSafety.com, Inc.
                          2302 Shoreham Court, Suite E
                                Bel Air, MD 21015

                               Michael J. Daniels
                                 3350 N. Durango
                                   Suite 1016
                             Las Vegas, Nevada 89129
                              (702) 395-4528 Phone
                               (702) 395-2617 Fax

           (Name, address, and telephone number of agent for service)

                                   Copies to:
                          Daniels, McGowan & Associates
                            275 North Lindbergh Blvd.
                               St. Louis, MO 63141
                            Richard E. Daniels, Esq.
                               314-993-4261 Phone
                                314-993-3367 Fax

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. I---- /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. I---- /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration statement for the same offering. I---- /

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. I---- /

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. I---- /

                         CALCULATION OF REGISTRATION FEE

Title of Each             Dollar                 Proposed              Proposed
Class of                  Amount                 Maximum               Maximum                 Amount of
Securities Securities to  to be                  Price                 Aggregate               Registration
be Registered             Registered             Per Share             Price                   Fee

Common Stock                  12,540,000             $.003                 $37,620*                       $13
$.0005 par value

* Estimated solely for purposes of calculating the registration fee.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE INACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                              EFOODSAFETY.COM, INC.

                              CROSS REFERENCE SHEET

ITEM NUMBER IN FORM SB-2 AND TITLE OF ITEM                     LOCATION IN PROSPECTUS

Item 1. Front of Registration Statement and
               Outside Front Cover of Prospectus               Cover Page

Item 2. Inside Front and Outside Back Cover                    Inside Front and
               Pages of Prospectus                             Outside Cover Pages
                                                               of Prospectus

Item 3. Summary Information and Risk Factors                   Prospectus Summary; The Company;
                                                               Risk Factors

Item 4. Use of Proceeds                                        Use of Proceeds

Item 5. Determination of Offering Price                        Determination of Re-Sale Price

Item 6. Dilution                                               Not Applicable

Item 7. Selling Shareholders                                   Selling Shareholders

Item 8. Plan of Distribution                                   Plan of Distribution

Item 9. Legal Proceedings                                      Legal Proceedings

Item 10. Directors, Executive Officers,                        Directors, Executive Officers,
               Promoters and Control Persons                   Promoters and Control Persons

Item 11. Security Ownership of Certain Beneficial              Security Ownership of Certain
               Owners and Management                           Beneficial Owners and Management

Item 12. Description of Securities                             Description of Securities

Item 13. Interest of Named Experts and Counsel                 Interest of Named Experts and
                                                               Counsel

Item 14. Disclosure of Commission Position on Indemnification  Disclosure of Commission Position
               of Officers and Directors                       on Indemnification of Officers and
                                                               Directors

Item 15. Organization within Last Five years                   Description of Business and Plan
                                                               of Operation

Item 16. Description of Business                               Description of Business and Plan
                                                               of Operation

Item 17. Management's Discussion and Analysis                  Description of Business and
               or Plan of Operation                            Plan of Operation

Item 18. Description of Property                               Description of Property

Item l9. Certain Relationships and Related Transactions        Certain Relationships and Related
                                                               Transactions

Item 20. Market for Common Equity and Related                  Plan of Distribution; Shares
               Stockholder Matters                             Eligible for Future Use

Item 21. Executive Compensation                                Executive Compensation

Item 22. Financial Statements                                  Financial Statements

Item 23. Changes In and Disagreements with Accountants on      Changes In and Disagreements with
               Accounting and Financial Disclosure             Accountants on Accounting and
Financial Disclosure

PART II

Item 24. Indemnification of Directors and Officers             Indemnification of Directors and
                                                               Officers

Item 25. Other Expenses of Issuance and Distribution           Other Expenses of Issuance and
                                                               Distribution

Item 26. Recent Sales of Unregistered Securities               Recent Sales of Unregistered
                                                               Securities

Item 27. Exhibits                                              Exhibits

Item 28. Undertakings                                          Undertakings







SUBJECT TO COMPLETION, DATED FEBRUARY 3, 2003

PROSPECTUS

                              EFOODSAFETY.COM, INC.

                        12,540,000 SHARES OF COMMON STOCK


         This Prospectus covers the resale, from time to time, of up to 12,540,000 shares of common stock of eFoodSafety.com, Inc. ("eFood") in the over-the-counter market. The selling shareholders will sell at a price of $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. eFoodsafety.com will not be receiving any of the proceeds from the sale of the shares by Selling Shareholders, but will bear all of the expenses of the registration of the shares.

         This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on page 5.

         Our common stock is not currently listed or quoted on any quotation medium. There is no public trading market for our common stock.

                      -------------------------------------

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this Prospectus is truthful or compete. Any representation to the contrary is a criminal offense.

The information in this preliminary prospectus is not complete and may be changed. We are not allowed to sell the common stock offered by this prospectus until the registration statement we have filed with the SEC becomes effective. This preliminary prospectus is not an offer to sell our stock nor does it solicit offer to buy our stock in any state where the offer or sale is not permitted.

                      -------------------------------------


                The date of this Prospectus is February 3, 2003.

                                TABLE OF CONTENTS

                                                                            Page
Prospectus Summary                                                            7
Risk Factors                                                                  7
Use of Proceeds                                                              12
Determination of Re-Sale Price                                               12
Selling Shareholders                                                         12
Plan of Distribution                                                         14
Legal Proceedings                                                            14
Directors, Executive Officers, Promoters
           and Control Persons                                               14
Business Experience of Directors                                             15
Security Ownership of Certain
           Beneficial Owners and Management                                  16
Description of Securities                                                    17
Shares Eligible for Future Sale                                              18
Description of Business and Plan of Operation                                18
Interest of Named Experts and Counsel                                        24
Transfer Agent and Registrar                                                 24
Disclosure of Commission Position on Indemnification
            for Securities Act Liabilities                                   24
Description of Property                                                      25
Certain Relationships and Related Transactions                               25
Executive Compensation                                                       26
Additional Information                                                       26

Until 90 days after the effective date, all dealers that effect transactions in these shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations in connection with the offering described in this prospectus other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by eFood. Neither the delivery of this prospectus nor any sale made pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the affairs of eFood since the date of this prospectus or that the information contained in it is correct as of any time subsequent to its date.

In this prospectus, references to the "company", "eFood", "we", "us", and "our" refer to eFoodSafety.com, Inc.

                               PROSPECTUS SUMMARY

The following summary does not contain all the information that may be important to you. You should read this entire prospectus carefully, especially "Risk Factors" and the financial statements and related notes included elsewhere in this prospectus, before deciding to invest in shares of our common stock. This prospectus contains forward-looking statements that are based upon the beliefs of our management, but involve risks and uncertainties. Our actual results or experience could differ significantly from the results discussed in the forward-looking statements.

                                   THE COMPANY

We were incorporated in Nevada on October 28, 1996 as DJH International, Inc. to wholesale products to businesses; and via the Internet to businesses and the general public where applicable. While developing the business, a merger with Global Procurement Systems was completed on October 16, 2000, and a name change to eFoodSafety.com, Inc. was accomplished. Upon the merger, Ms. Patricia Ross assumed the official duties as president of the corporation and brought the corporation on its present path of developing sanitation services and products in the fruit and vegetable market worldwide. Due to lack of financial resources, no products or services are currently being offered.

                               COVERED SECURITIES

We previously issued 29,335,000 shares of its stock. This prospectus covers any resale of the following shares.

Common Stock Registered for Resale                             12,540,000
Common Stock Outstanding prior to the Offering                 29,335,000
Common Stock Outstanding after the Offering                    29,335,000


                                  RISK FACTORS

An investment in our Common Stock offered hereby is speculative in nature and involves a high degree of risk. In addition to the other information contained in this prospectus, the following factors should be considered carefully before making any investment decisions with respect to purchasing our Common Stock. This prospectus contains, in addition to the lack of historical information, forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements. This Risk Factors section includes all risks that we consider to be material.

(1) WE ARE A DEVELOPMENT STAGE COMPANY, WITH NO OPERATING HISTORY, AND YOU COULD LOSE YOU ENTIRE INVESTMENT.

Our business has not shown a profit. Since we commenced operations in October of 1996, we have accumulated a negligible net loss through the present. Although we expect to be profitable for the year ending December 31, 2002, we cannot assure that a year-end profit will be realized or that profitability will continue in the future. In addition we are in poor financial condition from lack of capital.

(2) RISK OF ENTERING INTO TRANSACTIONS WITH PARTIES RELATED TO THE COMPANY

Our company intends to enter into an agreement with Clarence W. Karney, who is our CEO and a Director of the Company, for the right to use the Global
Inspection Service (GIS) that is a concept created by Mr. Karney. The company plans to negotiate an agreement whereby GIS can be implemented and offered as a standard service. No contract has been entered into to date although a letter of intent to contract has been signed. Failure to reach a definitive agreement with Mr. Karney for the right to offer GIS could adversely affect the company's ability to continue in business. Furthermore, no assurances can be given that a contract entered into would be the product of arms length negotiations and result in terms favorable to the Company.

Additionally, Mr. Karney has personally made offers to purchase property in both Fresno County, California and Nogales, Arizona that are intended to be used by the company for cold storage and processing. Mr. Karney has also agreed to make earnest money deposits should any be required before a final agreement of sale can be reached. Failure to reach an agreement of sale for these facilities, or similar facilities, could adversely affect the company's ability to conduct business. Furthermore, if the properties were to come under Mr. Karney's ownership or control, no assurances can be given that a final sales contract with the company would be the result of arms length negotiations with terms favorable to the Company.

(3) FINANCIAL RISK OF DEPENDENCE ON KEY PERSONNEL.

The success of the company will depend to a great extent on Patricia Ross and her management team. These individuals may not remain with the company due to the lack of employment contracts. If we lose our key personnel, our business may suffer. We depend substantially on the continued services and performance of our senior management and, in particular, their contracts and relationships, especially within the fresh fruit and vegetable industry.

(4) RISK OF LOSS OF INVESTMENT DUE TO HIGHLY COMPETITIVE NATURE OF OUR INDUSTRY.

The market for sanitation products for fruits and vegetables is intensely competitive. We have no operating history or any revenues from operations. We have no assets or financial resources. We have operated at a loss and will continue to do so for some time. We are smaller than our national competitors, and consequently lack the financial resources to enter new markets or increase existing market share. In fact, we compete with several companies that specialize in the $5 billion dollar fruit and vegetable sanitation market. Most of these companies have longer histories, greater name recognition and more financial resources than we do.

(5) THE MARKET FOR SANITATION PRODUCTS FOR FRUITS AND VEGETABLES IS INTENSELY COMPETITIVE, AND THE SPECIFIC NICHE THE COMPANY IS ENTERING ALSO CARRIES WITH IT A HIGH DEGREE OF RISK.

While the market for sanitation products for fruits and vegetables is intensely competitive, the specific niche the company is entering also carries with it a high degree of risk. We have no operating history or any revenues from operations. We have no significant assets or financial resources. We have operated at a loss and will continue to do so for some time or at least until the company has obtained financing and can fully execute its business plan. The success of the company will depend to a great extent on Patricia Ross and her select management team. There is no assurance that these individuals will remain with the company due to the lack of employment contracts.

(6)  RISK OF INCURRING HIGH LEGAL COST DUE TO LITIGATION.

While the company is not currently involved in any litigation, that is no indication that the company will be precluded from being sued in the future. In the past, especially during periods of market volatility, securities class action litigation has often been instituted against companies similar to ours. Such litigation, if instituted, could result in substantial costs and diversions of management's attention and resources, which could have a material adverse effect on our business, results of operations and financial condition.

(7) RISK OF EXTERNAL INFLUENCES

The price or our stock could be affected by external influences, which are beyond our control. Examples of these influences are:

         o An abrupt economic change resulting in an unexpected downturn in demand;
         o        Governmental restrictions or excessive taxes on imports;
         o        Over-abundance   of  products  and  services  related  to  the
                  sanitation industry;

(8) RISKS OF REDUCED LIQUIDITY OF "PENNY STOCKS"

 The Securities and Exchange Commission has adopted regulations that generally define a "penny stock" as any equity security that has a market price of less than $5.00 per share and that is not traded on a national stock exchange, NASDAQ or the NASDAQ National Market System. Now, or sometime in the future, penny stocks could be removed from NASDAQ or the NASDAQ National Market System or the securities may become subject to rules of the Commission that imposes additional sales practice requirements on broker-dealers effecting transactions in penny stocks. In most instances, unless the purchaser a penny stock is (1) and institutional accredited investor, (ii) the issuer, (iii) a director, officer, general partner or beneficial owner of more than five per cent (5%) of any class of equity security of the issuer of the stock that is the subject of the transaction or (iv) an established customer of the broker-dealer, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, on any transaction involving the rules of the Commission require, among other things, the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market and the risks associated with investing in penny stocks. The broker dealer also must disclose the commissions payable to both the broker-dealer and registered representative and current quotations for the securities. Finally, among other requirements, monthly statements must be sent to the purchaser of the penny stock disclosing recent price information for the penny stock held in the purchaser's account and information on the limited market in penny stocks. Consequently, the penny stock rules may restrict the ability of broker-dealers to sell the securities and may affect the ability of purchasers in this Offering to sell the securities in the secondary market.

(9) RISK DUE TO MINORITY STATUS OF NEW INVESTORS

Upon completion of this registration, our directors and executive officers will beneficially own approximately 16,795,000 common shares; approximately 57.26% of the outstanding common stock if all the shares offered are sold. As a result, these stockholders, if they act as a group, will have a significant influence on all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such control may have the effect of delaying or preventing a change in control of the Company.
See "Principal and Selling Stockholders."

(10)  RISK DUE TO LACK OF FUNDS

The company presently lacks sufficient funds to begin operations. No products or services are presently being offered.

(11)  RISKS DUE TO RESALE RESTRICTIONS IMPOSED BY STATE "BLUE SKY LAWS"

There are state regulations, which might affect the transferability of our shares. We have not registered its shares for resale under the securities or "blue sky" laws of any state and we have no plans to register or qualify its shares in any state. Current shareholders, and persons who desire to purchase the shares in any trading market that may develop in the future, should be aware that there may be significant state restrictions upon the ability of new investors to purchase the securities.

SEC and "blue sky" laws, regulations, orders, or interpretations place limitations on offerings or sales of securities by development stage companies, or if such securities represent "cheap stock" previously issued to promoters or others. These limitations typically provide, in the form of one or more of the following limitations, that such securities are:

         o not eligible for sale under exemption provisions permitting sales without registration to accredited investors or qualified purchasers;
         o not eligible for the transactional exemption from registration for non-issuer transactions by a registered broker-dealer;
         o not eligible for registration under the simplified small corporate offering registration (SCOR) form available in many states;
         o required to be placed in escrow and the proceeds received held in escrow subject to various limitations; or
         o not permitted to be registered or exempted from registration, and thus not permitted to be sold in the state under any circumstances.

Virtually all 50 states have adopted one or more of these limitations, or other limitations or restrictions affecting the sale or resale of stock of development stage companies, or "cheap stock" issued to promoters or others.

Specific limitations on offerings by development stage companies have been adopted in:
                  Alaska                 Maryland               Rhode Island
                  Arkansas               Nebraska               South Carolina
                  California             New Mexico             South Dakota

                  Delaware               Ohio                   Tennessee
                  Florida                Oklahoma               Utah
                  Georgia                Oregon                 Vermont
                  Idaho                  Pennsylvania           Washington
                  Indiana

Any secondary trading market, which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or where the shares have been registered.


                           FORWARD-LOOKING STATEMENTS

This prospectus contains statements that plan for or anticipate the future. Forward-looking statements include statements about the future of the food safety and sanitation industry, statements about our future business plans and strategies, and most other statements that are not historical in nature. In this prospectus, forward-looking statements are generally identified by the words "anticipate," "plan," "believe," "expect," "estimate," and the like. Because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements include:

(A) changes in general economic and business conditions affecting the worldwide food safety and sanitation industry;

(B) government restrictions or excessive taxes and tariffs on imports and exports;

(C) technical developments that make our services obsolete;

(D) our costs in the pricing of our products and the economic resources to support the retail and wholesale promotion of new products and services;

(E) the level of demand for our products, expansion plans and access to potential clients and advances in technology; and

(F) a lack of working capital could hinder the promotion and distribution of products and services to a broader wholesale population.


                                 USE OF PROCEEDS

The principal purpose of this registration statement is to create a more liquid public market for eFood's common stock. Upon the effectiveness of this registration statement, a portion of eFood's outstanding shares of common stock will be registered for resale under the Securities Act. While we will bear the expenses of the registration of the shares, we will not realize any proceeds from any actual resale of the shares that might occur in the future. The Selling Shareholders will receive all proceeds from any resale.

                         DETERMINATION OF RE-SALE PRICE

This is not an offering of securities, but a registration of existing shares of common stock held by selling shareholders. Management has arbitrarily established the re-sale price of $1.00 per share. The selling shareholders will be required to sell their shares, if possible, at a price of $1.00 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

Our Business is subject to compliance with various government regulations. We are subject to regulation by numerous governmental agencies, the most active of which is the Securities and Exchange Commission (the "SEC"), which will regulate our status as a fully reporting company.


                              SELLING SHAREHOLDERS

The following table sets forth certain information as of the date of this prospectus, with respect to the selling shareholders for whom eFood is registering shares for resale to the public. All of the shares listed in the table were purchased from and issued by DJH International, Inc. on October 29, 1996 for cash at $0.0005 (par value) per share. There are no known relationships between any of the shareholders, or eFood's management. The maximum number of shares that could be offered by the selling shareholders is 12,540,000. The amount of stock eligible for sale pursuant to Rule 144 is 16,795,000. The total number of shareholders of our common stock is approximately 33.

No persons selling the company's stock are considered broker/dealers or affiliates of broker/dealers.

                  Shares                                      Maximum No.               Maximum No.
Name of           Beneficially                                of Shares to be           of Shares to be
Security          Owned Prior               % Owned           Registered Pursuant       Owned if All
Holder            to Registration           Prior             to this Prospectus        Shares are Sold

Regency
Financial
Services, Ltd.      2,347,500               8.00              2,347,500                          0

Berkshire Capital
Management
Co., Inc.           2,292,500               7.81              2,292,500                          0

Gina Della Femina     100,000               0.34                100,000                          0

Steven A. Sanders     100,000               0.34                100,000                          0

Laurence and
Elisabeth Paredes      15,000               0.05                 15,000                          0

Ronald Sparkman     2,040,000               6.95              2,040,000                          0

Stone Castle
Keep, Inc.          2,040,000               6.95              2,040,000                          0

                  Shares                                      Maximum No.               Maximum No.
Name of           Beneficially                                of Shares to be           of Shares to be
Security          Owned Prior               % Owned           Registered Pursuant       Owned if All
Holder            to Registration           Prior             to this Prospectus        Shares are Sold

John M. Peragine      525,000               1.79                525,000                          0

James Mylock, Jr.     525,000               1.79                525,000                          0

Andreas Lintzeris     525,000               1.79                525,000                          0

Jon Callahan          525,000               1.79                525,000                          0

Daniel Grieco          10,000               0.03                 10,000                          0

Amanda E. Johnson     525,000               1.79                525,000                          0

Milton Irizarry       525,000               1.79                525,000                          0

John C. Sypek         325,000               1.10                325,000                          0

Diane J. Harrison         500              0.001                    500                          0

William B. Harrison, II   500              0.001                    500                          0

Norman Davis              500              0.001                    500                          0

Sheryl Cerasani           500              0.001                    500                          0

Eileen Daniels            500              0.001                    500                          0

Daniel Terzo              500              0.001                    500                          0

Lynnette Sparks           500              0.001                    500                          0

Debra Lynn Hensen         500              0.001                    500                          0

Sandra Taunton            500              0.001                    500                          0

Wilma J. and
William B. Harrison       500              0.001                    500                          0

Donald and Cathy
Hejmanowski               500              0.001                    500                          0

Arthur Rigsby             500              0.001                    500                          0

Michael J. Daniels    114,000              0.389                114,000                          0

All of the shares offered by this prospectus may be offered for resale, from time to time, by the Selling Shareholders, pursuant to this prospectus, in one or more private or negotiated transactions, if possible, at a price of $1.00 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices, or otherwise, or by a combination of these methods, at fixed prices that may be changed, at market prices prevailing at the time of the sale, at prices related to such market prices, at negotiated prices, or otherwise. The Selling Shareholders may effect these transactions by selling their shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions. Each of the Selling Shareholders may be deemed an "underwriter" within the meaning of the Securities Act in connection with each sale of shares. The Selling Shareholders will pay all commissions, transfer taxes and other expenses associated with their sales.


                              PLAN OF DISTRIBUTION

To our knowledge, none of the Selling Shareholders has made any arrangement with any brokerage firm for the sale of the shares. We have been advised by the Selling Shareholders that they presently intend to dispose of the shares at a price of $1.00 per share until our shares are quoted on the OTC Bulletin Board, and thereafter through broker-dealers in ordinary brokerage transactions at market prices prevailing at the time of sale.

Any broker-dealers or agents who act in connection with the sale of the shares may be deemed to be underwriters. Any discounts, commissions or concessions received by any broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

We have not registered its shares for resale under the securities or "blue sky" laws of any state. Current shareholders and persons who desire to purchase the shares in any trading market that may develop in the future, should be aware that there may be significant state "blue sky" restrictions upon the ability of new investors to purchase the securities. These restrictions could reduce the size of any potential trading market. Under federal law, non-issuer trading or resale of our common stock may be exempt from most state registration or qualification requirements. However some states may continue to restrict the ability to register or qualify our common stock for both initial sales and secondary trading by regulations prohibiting or imposing limitations on the sale of securities of development stage issuers.


                                LEGAL PROCEEDINGS

We are not a party to any legal proceedings.


                    DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
                               AND CONTROL PERSONS

We currently have no paid full time employees. The management team consisting of the following individuals is conducting the business of the company:


         NAME                     POSITION                                   AGE

         Patricia Ross            President/Treasurer/Director                60

         Clarence W. Karney       CEO/Secretary/Director                      59

         Lindsey Lee              CFO                                         41

         Scott McFee              VP Operations/Director                      43

         Raymond Klocke           Director                                    57

         Thomas Gunn              Director                                    62


                        BUSINESS EXPERIENCE OF DIRECTORS

PATRICIA ROSS is the President/Treasurer and a Director and has served in those capacities since the merger of DJH International, Inc. and Global Procurement Systems now renamed eFoodSafety.com, Inc. Ms. Ross has been selected as one of the ten most influential women in the transportation and travel industry and honored as one of the 100 most influential women in Arizona.
Ms. Ross was Vice President of Food Safety Systems and an integral part of the company's successful public offering in the summer of 1999. Ms. Ross was with Prime World Travel, Inc. and succeeded in the turnaround of this net-deficit organization by achieving a 375% turnaround in annual sales. Ms. Ross was elected the first woman President of the Chamber of Commerce in Arizona, selected to represent Arizona at the White House Conference for Small Business and is currently President of the Board of Directors for the Arizona Small Business Association.

WILLIAM KARNEY, Chairman and CEO, has over nineteen years experience with the Federal Government Department of Defense and the USDA. He founded Karney & Associates and spent fifteen years building the company as a leader in the operations and inspections of fresh fruit and vegetables from Central America. Mr. Karney is a member of the United Fresh Fruit and Vegetable Association, Western Growers Association, Institute of Food Technologists, International Food Processors, Fresh Cut Produce Association, and the Produce Marketing Association.

LINDSEY LEE, CFO is a licensed Attorney, CPA and Chartered Financial Analyst. Mr. Lee was a founding partner in Bond, Taylor and Lee, LLP. Mr. Lee held positions with Arthur Andersen and Kenneth Leventhal & Company.

SCOTT MCFEE, Director, has over ten years experience in various operational, distribution and production capacities with Del Monte Fresh Produce. In his most recent position he was General Manager for Production and Distribution for Del Monte in Sanger, California, a 250,000 square foot packing and cooling facility. As G.M., Mr. McFee was responsible for a budget of approximately $14 million per year and 230 employees. Prior to Del Monte, Mr. McFee was employed at Sea-Land Service for seven years in various supervisory and advisory positions.

RAYMOND KLOCKE, Director, is a former Vice-President of Sales, Marketing and Business Development for Chiquita Tropical Products. Prior to this position, Mr. Klocke was Vice-President of Merchandising and Procurement for the Kroger Company in Cincinnati, Ohio. During his twenty-six years at Kroger, he was held accountable for the procurement of over two billion pounds of fresh produce and sales of $85 million while providing leadership to fourteen divisions within the company. Preceding this position, Mr. Klocke was a Vice-President at Safeway, one of the world's largest retailers. Mr. Klocke has held posts as Chairman of the United Way and President of the Produce Marketing Association.

THOMAS  GUNN,  Director,  is a former  Chairman and Chief  Executive  Officer of
Adidas Southwest and a former President of Strohs Beer of Dallas. He is currently an Advisory Board member for the Republic Bank of Dallas and a board member of Neuhoff Packing Company. Mr. Gunn is the Executive Director of the Arizona Small Business Association and is a founder of the Arizona Forum.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to eFoodSafety.com, Inc. regarding beneficial ownership of eFood's common stock at October 16, 2000 and as adjusted to reflect the sale of the shares of common stock in this offering by:

                  o each person known by eFood to be the beneficial owner of more than 5% of eFood's common stock;

                  o      each of eFood' s directors and executive officers; and

                  o      all executive officers and directors as a group.

                             Percentage of           Outstanding        After Registration
Name and                     Shares                  Common
Address of                   Beneficially            Stock Prior
Beneficial Owner             Owned     (1)           to Registration   Minimum        Maximum

Joseph Fiore (2)
670 White Plains Rd.
Suite 120
Scarsdale, NY  10583         4,640,000                 15.82           4,640,000      4,640,000

Ron Sparkman (3)
10616 Brown Fox Trail
Littleton, CO 80125      4,080,000                     13.91            4,080,000     4,080,000

Clarence W. Karney
3244 Oakview Drive
Visalia, CA 93277        8,397,500                     28.63           8,397,500      8,397,500

Patricia Ross
350 West Caldwell Ave.
Visalia, CA 9327         8,397,500                     28.63           8,397,500      8,397,500


All Officers and
Directors as a group
(4 in number)           16,795,000                     57.25          16,795,000     16,795,000

(1) The information contained in this table with respect to beneficial ownership reflects "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act. All information with respect to the beneficial ownership of any shareholder has been furnished by such shareholder and, except as otherwise indicated or pursuant to community property laws, each shareholder has sole voting and investment power with respect to shares listed as beneficially owned by such shareholder. Pursuant to the rules of the Commission, in calculating percentage ownership, each person is deemed to beneficially own shares subject to options or warrants exercisable within 60 days of the date of this Prospectus, but shares subject to options or warrants owned by others (even if exercisable within 60 days) are deemed not to be outstanding.

(2) Includes 2,292,500 shares owned by Berkshire Capital Management Co., Inc. and 2,347,500 shares owned by Regency Financial Services, Ltd. Both companies are located at the above address and are under the control of Mr. Fiore.

(3) Includes 2,040,000 shares owned by Stone Castle Keep Inc., a company under the control of Mr. Sparkman. The address of Stone Castle Keep, Inc. is 10616 Brown Fox Trail, Littleton, Colorado, 80125.

                            DESCRIPTION OF SECURITIES

The Articles of Incorporation authorize capital stock consisting of 50,000,000 shares of common stock, $0.0005 par value.

Common Stock

As of October 16, 2000, there were 29,335,000 shares of common stock issued and outstanding that were held of record by approximately 33 shareholders. Upon the effectiveness of this registration statement, we will have 12,540,000 outstanding common shares registered for resale by the selling shareholders in accordance with the Securities Act of 1933.

Each outstanding share of common stock is entitled to one vote on all matters to be submitted to a vote of shareholders, except that, upon giving the notice required by law, shareholders may cumulate their votes in the election of directors. Holders do not have preemptive rights, so we may issue additional shares that may reduce each holder's voting and financial interest in our company. The right of holders of our common stock to receive dividends may be restricted by the terms of any shares of our preferred stock issued in the future. If we were to liquidate, dissolve, or wind up our affairs, holders of common stock would share proportionately in our assets that remain after payment of all of our debts and obligations and after any liquidation payments with respect to preferred stock.

Preferred Stock

There is no provision in the Articles of Incorporation for preferred stock at this time.

Dividends

We don't plan to pay dividends at this time. We don't expect to pay dividends on common stock anytime soon. Our board will decide on any future payment of dividends, depending on our results of operations, financial condition, capital requirements, and any other relevant factors.

Presently in the by-laws there are no provisions that could delay a change in control of the company.

Convertible Notes

There are no convertible notes outstanding at this time.


                         SHARES ELIGIBLE FOR FUTURE USE

Upon the effectiveness of this registration statement, we will have 12,540,000 shares of common stock outstanding and registered for resale by the Selling Shareholders in accordance with the Securities Act of 1933.

Prior to this offering, no public trading market has existed for shares of eFood common stock. The sale, or availability for sale, of substantial amounts of common stock in the public trading market could adversely affect the market prices for eFood's common stock.


                  DESCRIPTION OF BUSINESS AND PLAN OF OPERATION

eFoodSafety.com, Inc. was incorporated in Nevada on October 28, 2996 as DJH International, Inc. to market products through the Internet. The founder, Michael J. Daniels, saw a need for good products and services to be marketed traditionally and via the World Wide Web and sought opportunities through companies that had the ability to sell and deliver in a timely fashion.

On October 2, 2000 the company declared a 6 to 1 stock split of its shares of common stock. Subsequently, on October 16, 2000, we entered into an agreement and plan of reorganization with Global Procurement Systems, Inc. whereby we acquired Global. As a result of the acquisition, we issued 16,795,000 shares of common stock in exchange for the outstanding shares of Global and changed our name to eFoodSafety.com, Inc. Upon the merger, Ms. Patricia Ross assumed the official duties as president and brought us to our present path toward development of sanitation services and products in the fruit and vegetable market worldwide.

We have undergone no bankruptcy, receivership or similar proceedings.

We were organized for the purpose of creating a corporate vehicle to seek, investigate and, if such investigation warrants, acquire an interest in one or more business opportunities presented to it. At this time, we have completed a merger as per above, and have identified a specific business that we have targeted for operations. This plan of operation assumes that we will be able to raise the necessary funds, through equity and/or debt financing, to finance our food safety products and services business.

We presently have no cash on hand and management serves without compensation.

The company is still considered to be a development stage company. The company has no revenue and is dependent upon the raising of capital through placement of its common stock. There can be no assurance that we will be successful in raising the capital required through the sale of our common stock.

The U.S. Department of Agriculture has estimated that less than 2% of all fruits and vegetable are pathogen, or "germ free", at the initial packing point, and less still are provided with a way to continue to eliminate the growth of pathogens during the distribution cycle. Our research, covering the past two years and, along with our process development has demonstrated that our Food Safe Program, utilizing chlorine in conjunction with food Safe 1600, ozone, or electronic pasteurization virtually eliminated all pesticides and pathogens, including E. Coli, Salmonella, and Listeria, at the packing house or distribution center. Pesticides are chemical sprays used on a product while it is growing in the field. The residue is left on the product under the normal packing process. Pathogens are bacteria typically classified as Salmonella, Listeria, and eColiH157. Please note that the Food Safe Process effectively removes both pesticides and pathogens. The Food Safety Program is intended to be a complete process that incorporates an application and monitoring system utilizing either existing or custom designed spray applications of Food Safe materials to fresh fruit and vegetables after the initial chlorine bath. A monitoring device will continuously monitor water quality, Oxidation Reduction Potential (ORP), ph, chlorine concentration, and maintains continuous records that satisfy Hazard Analysis Critical Control Point (HACCP) requirements. The data supplied by the monitoring device is sent to the USDA to insure compliance with HACCP standards.

A "run-through" will be completed after the company has acquired a facility, set up production lines, tested equipment, and insured that all FDA standards have been met or exceeded. From the time the company is in receipt of the initial (pre-opening) funding and it takes possession of the facility, the first test run will be in thirty (30) days of that point. The company will be fully operational, including equipment, labor, sales, and product testing, approximately two (2) days after the test run. eFood's marketing plans will be initiated immediately and those clients currently awaiting commencement will be serviced.

Patent protection will be sought immediately after operations commence. The management has decided to wait until after the Food Safety Program has had a thorough run-through in an eFood-approved facility. If any improprieties in their process are detected, although they believe this to be highly unlikely, certain changes will be made with a patent application to follow. The company has started the preliminary paperwork required for the patent application submission.

The program will be marketed locally prior to receiving patent protection. In order to set up a potential customer base, the company will introduce its program to various parties in the fruit and vegetable industry, as well as various government officials. The company sales staff will carry out its marketing plan in the areas of produce sales, equipment sales, food safe audits, and distribution center access. The local marketing areas are the states of Arizona, California, Maryland, Nevada, Oregon and Washington.

The products and services provided by eFoodSafety are available in an array of formats. Our customers would not have to seek a membership to join the food safe program. We intend to supply machinery and materials to those patrons who will be leasing/purchasing the equipment and performing the process at their own (the vendor) facility. Please note that the equipment will be custom fabricated by eFoodSafety.com, thus causing the company to require a portion of the desired funding amount in order to outlay any initial manufacturing costs. By performing the process in the vendor's facility, it will give an extended shelf life to the produce, including a reduction in pathogens, and an impression of sanitization to the end-customer, but the product will not meet any certification for Government standards due to cross contamination in packing, shipping, delivery, etc.

For the entire sanitization program to be deemed efficient, the process must be completed at the company facility. The results of such process shall exceed any FDA/USDA standards. As stated above, the company offers a variety of services implemental in a multitude of environments.


Therefore, billing for the company's products and services must be determined on a case-by-case basis further described below:

         Outline of the sanitization process listed by service and cost if the client brings the produce to the company-owned facility for processing. This process exceeds any FDA, USDA Standards:

1.       Inspection of Product                       Cost per unit    $ .10
2.       Handling Product before Processing Cost per unit    $ .15
3.       Food Safety Process/Packaging               Cost per unit    $2.50
4.       Chemical Inspection                         Cost per unit    $ .25
5.       Sanitizing the Truck                        Cost per unit    $ .15
6.       Cost of Delivery of Product                 Cost per unit    $1.75

                                               Total Cost per unit    $4.65

                  Please note that all prices are subject to change.


         Outline of a la carte services available at the company-owned facility without utilizing the sanitization process:

1.       Load Consolidation                          Cost per unit    $  1.00
2.       Store Drop Delivery                         Cost per unit    $  1.50
3.       Repacking                                   Cost per unit    $  2.25
4.       Storage                                     Cost per unit    $   .50
5.       Sales/Marketing                             Cost per unit    $  1.00
6.       Transportation                              Cost per load    $250.00

                  Please note that all prices are subject to change.

         Outline of services available at the customer's facility, not including the cost for leasing/purchasing eFood approved equipment:
1.       Process                                     Cost per unit    $  .30

         Please note that a unit could be defined as follows: a) trays (berries); b) cartons (oranges, peppers, bananas); c) lugs (grapes, tomatoes); d) sacks (potatoes, cucumbers), etc.

The program will use common materials, as will the manufacture of equipment, so that we will have a multitude of vending sources from which to choose. In addition, we plan to market our products and services so as not to become dependent on any one customer.

We plan to market all services, products and produce from our off-line supply/distribution facilities through outside sales persons and through a web site, http://www.e-foods-safety.com, which is currently under construction.

The commencement of operations is contingent upon receipt of funding. The company requires approximately $1.8 million prior to the commencement of operations.

These funds will enable our company to be fully operational and generate revenues in forty-five days from the date of funding. However a specific plan of operations for the next twelve (12) months has been outlined as follows:

         First 45 Days (Pre-Opening)
                  Set Up West Coast Facility
                  Set Up All administrative operations for the west coast facility including job descriptions, & hiring for positions Set Up Safe Processing Room Start Food Safe Audit Program Start Food Safe Audit Program Start Quality Condition Inspection Program Write Contracts for all services Run Through of Food Safe Process Begin Patent Process for Food
                  Safe Process Start equipment manufacturing of truck washers Start writing the specifications for all government agencies of Food Safe produce, eggs, poultry and meat

         Month One
                  Food Safe Produce Process west coast facility in full operation All services in operation at west coast facility Set contracts for all food safe products Start selling Food Safe Produce to government agencies Start retail, food service sales of Food Safe Produce Open negotiations for Mexico boarder facility Open truck washing facilities Open negotiations for New York/ New Jersey facility

         Month Two
                  Increase equipment sales Open three truck-washing facilities Open first Mexico border facility Increase food safe audit program
                  Increase our brand name Food Safe produce sales operations

         Month Three
                  Open first facility in New York/ New Jersey Increase government contracts Expand quality inspection program Increase first operation on the Mexico border Open three more truck washing facilities Increase equipment sales

         Month Four
                  Increase volume of Food Safe produce sales of east and west facilities Introduce seminars reference word food safety Increase government services for food safety Open two truck-washing facilities

         Month Five
                  Start the process to open first port facility Open next facility on the Mexico border Increase Food Safe audit program Open five truck-washing facilities

         Month Six
                  Increase contract client base Expand sales for the New York/New Jersey facility Open four truck-washing facilities

         Month Seven
                  Open first port facility on the east coast Expand Food Safe audit program to Mexico and Canada Expand the government sales program

         Month Eight
                  Open a concentrated advertising program for our food safe Increase client base for inspection, chemical inspection Open five truck-washing facilities

         Month Nine
                  Increase sales at all facilities
                  Look for join venture partners
                  Open three truck-washing facilities

         Month Ten
                  Survey international market place Start international sale of Food Safe Produce Open additional Mexico border facility Open four truck-washing facilities Start first operation in New Zealand

         Month Eleven
                  Increase Sales at all facilities
                  Open the Health Food Produce Program
                  Open discussion with the Food Drug Administration, Customs and United States
                  Department of Agriculture for Food Safe Audit Programs
                  Open seven truck-washing facilities

         Month Twelve
                  Evaluate opening three facilities for the south, central and northwest United States
                  Move into the South American  markets
                  Increase international Food Safe Audit program Expand into the organic produce market Open twelve truck-washing facilities


Competition


The on-line food-safe products and services marketplace is in its infancy, with no dominant business-to- business leader.

The fresh fruits, vegetables and produce industries are extremely competitive and have become highly fragmented over the years. Operators have been attempting to hold or increase market share through the development and operating of traditional sales and distribution outlets. We believe that on-line marketing will be effective and that others will emulate our business model.

There are presently, to the best of our knowledge, no companies that provide complete inspection services, processes and equipment. There are, however, competitors that do provide partial food-safe programs.

We will compete with many different companies regarding certain commodities in the market place including, but not limited to:

         . Dole, Castle & Cook, Del Monte, Baskovitch, Redi Pack, Grimmway Farms, Tony Vitrano, Fresh Express, T& A, Fresh America, Sysco, Wal-Mart, K Mart, Costco, Cub Stores, Super Value, Fresh Point, AmeriServ, Kraft, and Monarch Foods;

         . Safeway, Albertons's, Winn Dixie, Publix, Kroger, Food Lion, Stop & Shop, Wegman's, Giant Foods, Path Mart, Cash & Carry and Raley's;
         . Burger King, Wendy's, McDonald's, In and Out Burger, Chili's Subway, Hardee's, Jack-in-the Box, White House, What-a-Burger, PepsiCo, Hyatt Hotels, Marriott Hotels and Hilton Hotels.

         . Private inspection services such as McDonalds's Inspections and FBI Inspections.

The only license  required will be a PACA (Perishable  Agricultural  Commodities
Act) License and a State's License issued by the State Department in each state the company is conducting its business. The Company has not applied for any licenses to date. The company intends to apply for its PACA license upon the successful completion of this registration and completing the application. No other steps are necessary and the application process will take approximately 30 days before receipt of the license.
The management team will eventually consist of approximately ten officers and/or directors. Six supervisors will oversee the operations divisions at each distribution center. The employees at each facility will be contracted through local vendors. The company currently has no paid employees. The company has no payroll. Mr. Karney, his colleagues, and associates plan to devote one hundred percent of their professional time to the success of the business upon the effectiveness of this Registration Statement and receipt of funding for the proposed plan of operations.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

The law firm of Daniels, McGowan & Associates, c/o Richard E. Daniels, Esq., 275 North Lindbergh Blvd., St. Louis, MO 63141, telephone (314) 993-4261, has been retained to advise the company regarding this filing.

The audited financial statements of eFoodSafety.com, Inc. included in this Prospectus and elsewhere in the Registration Statement have been audited by Robison, Hill & Co., 1366 East Murray Holladay Road, Salt Lake City, Utah 84117, telephone (801) 272-8045, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance given upon their authority of said firm as experts in accounting and auditing.

                          TRANSFER AGENT AND REGISTRAR

The  transfer  agent and  registrar  for our  common  stock is  Signature  Stock
Transfer, Inc., One Preston Park, 2301 Ohio Drive, Suite #100, Plano, Texas 75093; telephone (972) 612-4120.


                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 78(1)(2)(3) & (4) of the Nevada Revised Statutes (the "NRS") permits corporations to indemnify a Director, Officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a Director, Officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expense. Our Articles of Incorporation and By-laws do not include such a provision automatically indemnifying a Director, Officer, or control person of the corporation, or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a Director, Officer, employee or agent, or arising out of his status as such.

Our By-laws, Article X Section 3, do permit us to secure insurance on behalf of any Director, Officer, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether or not Nevada law would permit indemnification.

We are not obligated to indemnify the indemnitee with respect to (a) acts, omissions or transactions from which the indemnitee may not be relieved of liability under applicable law, (b) claims initiated or brought voluntarily by the indemnitee and not by way of defense, except in certain situations, (c) proceedings instituted by the indemnitee to enforce the Indemnification Agreements which are not made in good faith or are frivolous, or (d) violations of Section 16(b) of the Securities Exchange Act of 1934 or any similar statute.

While not requiring the maintenance of Directors' and Officers' liability insurance, if there is such insurance, the indemnitee must be provided with the maximum coverage afforded to Directors, Officers, key employees, agents or fiduciaries, if indemnitee is a Director, Officer, key employee, agent or fiduciary, respectively. Any award of indemnification to an agent would come directly from our assets, thereby affecting a stockholder's investment. These indemnification provisions may be broad enough to permit indemnification of our Directors and Officers for liabilities (including reimbursement of expenses) arising under the Securities Act.


                             DESCRIPTION OF PROPERTY

The Issuer has office and equipment that are provided at no charge until the corporation is able to raise its first round of financing. Karney and Associates provides the space at Bel Air, Maryland, formally Visalia, California. The company has located two supply point / distribution sites, Houston, Texas and Mesa, Arizona that will be secured on a lease basis upon funding. Mr. Karney has selected and made an offer of $1.7 million for a 50,000 square foot packaging/cold storage facility for sale in Fresno County, CA. Mr. Karney has agreed to make an earnest money payment of $25,000 personally should such a payment be required prior to the time the company becomes operational. Mr. Karney has also negotiated a lease for a 31,000 square foot facility in Nogales, Arizona. As with the Fresno facility, Nogales is ready in its current condition to function in accordance with the company's Food Safe Process guidelines, which includes the availability of gas, refrigeration, and processing rooms, office space and equipment, truck bays and open acreage for truck parking. Along with the 31,000 sq. ft. Nogales facility, eFood acquired a 5-year packing line lease automatically securing revenue for the company upon taking over the facility. Mr. Karney has agreed to make earnest money deposits should any be required before final agreements of sale can be reached. Failure to reach an agreement of sale for these facilities, or similar facilities, could adversely affect the company's ability to conduct business. Furthermore, if the properties were to come under Mr. Karney's ownership or control, no assurances can be given that a final sales contract with the company would be the result of arms length negotiations with terms favorable to the Company.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To the best of the company's knowledge there are no transactions involving any Director, Executive Officer, any nominee for election as a Director or Officer or any security holder who is a beneficial owner or any member of the immediate family of the same. The Global Inspection Service (GIS) concept was created by Mr. Karney in l997 to provide time-sensitive information on the availability, grade, and location of fresh fruit and vegetables in the worldwide market place. This information is designed to be provided to companies, organizations and individuals involved in sales, purchase, transportation or distribution segments of the industry. GIS is a sole proprietorship owned by Mr. Karney, however no definitive agreement has been reached to date regarding the purchase of the GIS rights by eFoodSafety.com, Inc. The company plans to negotiate an agreement whereby GIS can be implemented and made a standard service offered by eFoodSafety.com, Inc. This concept would provide the company the ability to offer key data to growers, buyers, and sellers in a cost effective manner giving a uniformity of grading for all markets. Failure to reach a definitive agreement with Mr. Karney for the right to offer GIS could adversely affect the company's ability to continue in business. Furthermore, no assurances can be given that a contract entered into would be the product of arms length negotiations and result in terms favorable to the Company. International Fumigators, Inc. is a fumigation company based in Houston, Texas. There is no definitive agreement between eFood and International Fumigators, however a letter of intent does exist whereby the companies intend to contract for services including; a.) Fumigation services at company plant facilities; b.) Distribution of food safe produce processed at company facilities for distribution to customers in Texas and Mexico; c.) Export and import fumigation on all eFood produce; and d.) Purchase of three truck washers for use in a joint operation in the Houston, Texas area.


                             EXECUTIVE COMPENSATION

No compensation is currently being paid by the company to any of the executives. It is possible that upon completion of an equity financing a compensation package will be developed, however there is no time frame for the foreseeable future. The Board of Directors will determine compensation of executives and shareholders of the company will not have the opportunity to vote on or approve such compensation. The Board of Directors will be developing a compensation package that will be within industry standards for executives similarly situated with other companies in the same industry.


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

To the best of the company's knowledge, there has been no disagreement with the independent auditors regarding the method(s) used in the preparation of the financials for this filing.


                             ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form SB-2 filed under the Securities Act of 1933, as amended (which is referred to later as the "Securities Act"). This prospectus does not contain all of the information in the Registration Statement and its exhibits. Statements in this prospectus about any contract or other document are just summaries. You may be able to read the complete document as an exhibit to the Registration Statement.

eFoodSafety.com, Inc., when it becomes a fully reporting company, will have to file reports under the Securities Exchange Act of 1934, as amended (which is referred to later as the "Exchange Act"). You may read and copy the Registration Statement and our report at the Securities and Exchange Commission's (which is referred to later as the "Commission") public reference rooms at 450 Fifth Street, N.W. Washington, D.C. 20549, Seven World Trade Center, 13th Floor, New

York, New York 10048. (You may telephone the Commission's Public Reference Branch at 800-SEC-0330.) Our Registration Statement and reports will also be available on the Commission's Internet site at http://www.sec.gov. We intend to furnish our stockholders with annual reports containing financial statements audited by an independent public accounting firm after the end of each fiscal year.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                          PAGE

Independent Auditor's Report...............................................................................F - 1

Balance Sheets
  October 31, 2002 (Unaudited) and
  April 30, 2002 and 2001,.................................................................................F - 2

Statements of Operations for the
  Six Months Ended October 31, 2002 (Unaudited) and
  Years Ended April 30, 2002 and 2001,.....................................................................F - 3

Statement of Stockholders' Equity
  Six Months Ended October 31, 2002 (Unaudited) and
  Since January 28, 1998 (Inception) to April 30, 2002.....................................................F - 4

Statements of Cash Flows for the
  Six Months Ended October 31, 2002 (Unaudited) and
  Years Ended April 30, 2002 and 2001......................................................................F - 5

Notes to Financial Statements..............................................................................F - 7

                          INDEPENDENT AUDITOR'S REPORT


eFoodSafety.com, Inc.
(A Development Stage Company)


         We have audited the accompanying balance sheets of eFoodSafety.com, Inc. (a development stage company) as of April 30, 2002 and 2001, and the related statements of operations and cash flows for the years ended April 30, 2002 and 2001, and the statement of stockholders' equity from January 28, 1998 (inception) to April 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of eFoodSafety.com, Inc. (a development stage company) as of April 30, 2002 and 2001, and the results of its operations and its cash flows for the years ended April 30, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.

                                                    Respectfully submitted



                                                    /S/ ROBISON, HILL & CO.
                                                    Certified Public Accountants

Salt Lake City, Utah
June 10, 2002

                              EFOODSAFETY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS

                                                            (Unaudited)
                                                             October 31                     April 30
                                                          -----------------  --------------------------------------
                                                                2002                2002                2001
                                                          -----------------  ------------------  ------------------

Assets                                                    $               -  $                -  $                -
                                                          =================  ==================  ==================

Liabilities                                               $          11,153  $            7,855  $                -
                                                          -----------------  ------------------  ------------------

Stockholders' Equity:
  Common Stock, $.0005 Par Value
    Authorized 50,000,000 shares, Issued
    29,335,000 at April 30, 2002 and 2001                            14,667              14,667              14,667
  Paid-In Capital                                                   605,234             590,999             569,007
  Deficit Accumulated During the
    Development Stage                                              (631,054)           (613,521)           (583,674)
                                                          -----------------  ------------------  ------------------

     Total Stockholders' Equity                                     (11,153)             (7,855)                  -
                                                          -----------------  ------------------  ------------------

     Total Liabilities and
       Stockholders' Equity                               $               -  $                - $                 -
                                                          =================  ==================  ==================













   The accompanying notes are an integral part of these financial statements.

                              EFOODSAFETY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS




                                                                                                     Cumulative
                                                                                                       since
                                                                                                    January 28,
                                        (Unaudited)  1998  For  The  Six For the
                                        year inception
                                       Months Ended                      ended                           of
                                        October 31,                    April 30,                    development
                                     -----------------  ---------------------------------------
                                           2002                2002                 2001               stage
                                     -----------------  -------------------  ------------------  ------------------

Revenues:                            $               -  $                 -  $                -  $                -

Expenses:                                       17,533               29,847              23,101             631,054
                                     -----------------  -------------------  ------------------  ------------------

     Net Loss                        $         (17,533) $           (29,847) $          (23,101) $         (631,054)
                                     -----------------  -------------------  ------------------  ------------------

Basic & Diluted loss per share       $               -  $                 -  $                -
                                     =================  ===================  ==================




















   The accompanying notes are an integral part of these financial statements.

                              EFOODSAFETY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY
              SINCE JANUARY 28, 1998 (INCEPTION) TO APRIL 30, 2002

                                                                                                                       Deficit
                                                                                                                     Accumulated
                                                                                                                        Since
                                                                                                                     January 28,
                                                                                                                        1998
                                                                                                                    Inception of
                                                                   Common Stock                    Paid-In           Development
                                                            Shares            Par Value            Capital              Stage
                                                      ------------------  ------------------  -----------------   -----------------
Balance at January 28, 1998 (inception)                                -  $                -  $               -   $               -
February 9, 1998 Issuance of
  Stock for cash                                              16,795,000               8,397             (4,487)                  -
Capital contributed by shareholder                                     -                   -             44,154                   -
Net Loss                                                               -                   -                  -             (48,064)
                                                      ------------------  ------------------  -----------------   -----------------
Balance at April 30, 1998                                     16,795,000               8,397             39,667             (48,064)

Capital contributed by shareholder                                     -                   -            265,612                   -
Net Loss                                                               -                   -                  -            (265,612)
                                                      ------------------  ------------------  -----------------   -----------------
Balance at April 30, 1999                                     16,795,000                   -            305,279            (313,676)

Capital contributed by shareholder                                     -                   -            246,897                   -
Net Loss                                                               -                   -                  -            (246,897)
                                                      ------------------  ------------------  -----------------   -----------------
Balance at April 30, 2000                                     16,795,000                   -            552,176            (560,573)

October 16, 2000 Shares issued for
    Acquisition of GPS                                        12,540,000               6,270             (6,270)                  -
Capital contributed by shareholder                                     -                   -             23,101                   -
Net Loss                                                               -                   -                  -             (23,101)
                                                      ------------------  ------------------  -----------------   -----------------
Balance at April 30, 2001                                     29,335,000               6,270            569,007            (583,674)

Capital contributed by shareholder                                     -                   -             21,992                   -
Net Loss                                                               -                   -                  -             (29,847)
                                                      ------------------  ------------------  -----------------   -----------------
Balance at April 30, 2002                                     29,335,000               6,270            590,999            (613,521)

Capital contributed by shareholder                                     -                   -             14,235                   -
Net Loss                                                               -                   -                  -             (17,533)
                                                      ------------------  ------------------  -----------------   -----------------
Balance October 31, 2002 (Unaudited)                          29,335,000  $            6,270  $         605,234   $        (631,054)
                                                      ==================  ==================  =================   =================



   The accompanying notes are an integral part of these financial statements.

                              EFOODSAFETY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS


                                                                                                            Cumulative
                                                                                                               Since
                                                 (Unaudited)                                                January 28,
                                                For The Six                   For the year                     1998
                                                Months Ended                     ended                     Inception of
                                                 October 31,                   April 30,                    Development
                                             -------------------  --------------------------------------
                                                    2002                 2002                2001               Stage
                                             -------------------  ------------------  ------------------  -----------------
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net Loss                                     $           (17,533) $          (29,847) $          (23,101) $        (631,054)
Increase in Accounts Payable                               3,298              7,855                   -             11,153
                                             -------------------  ------------------  ------------------  -----------------
 Net Cash Used in operating activities                   (14,235)            (21,992)            (23,101)          (619,901)
                                             -------------------  ------------------  ------------------  -----------------

CASH FLOWS FROM INVESTING
ACTIVITIES:
Net cash provided by
 investing activities                                          -                   -                   -                  -
                                             -------------------  ------------------  ------------------  -----------------

CASH FLOWS FROM FINANCING
ACTIVITIES:
Proceeds from sale of stock                                    -                   -                   -              3,910
Capital contributed by shareholder                        14,235              21,992              23,101            615,991
                                             -------------------  ------------------  ------------------  -----------------
Net Cash Provided by
 Financing Activities                                     14,235              21,992              23,101            619,901
                                             -------------------  ------------------  ------------------  -----------------

Net (Decrease) Increase in
  Cash and Cash Equivalents                                    -                   -                   -                  -
Cash and Cash Equivalents
  at Beginning of Period                                       -                   -                   -                  -
                                             -------------------  ------------------  ------------------  -----------------
Cash and Cash Equivalents
  at End of Period                                             -  $                -  $                -  $               -
                                             ===================  ==================  ==================  =================

                              EFOODSAFETY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                                   (CONTINUED)

                                                                                                           Cumulative
                                                                                                              Since
                                                (Unaudited)                                                January 28,
                                                For The Six                 For  the  year                    1998
                                               Months Ended                     ended                      Inception of
                                                October 31,                    April 30,                    Development
                                             ------------------ -------------------------------------
                                                    2002               2002               2001                Stage
                                             ------------------ ------------------  -----------------   -----------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                   $                - $                -  $               -   $                -
  Franchise and income taxes                 $                - $                -  $               -   $                -

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

         On October 16, 2000, the Company issued approximately 29,334,640 shares of common stock, par value $.0005, to acquire Global Procurement Systems.


















   The accompanying notes are an integral part of these financial statements.

                              EFOODSAFETY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED APRIL 30, 2002 AND 2001
              AND THE SIX MONTHS ENDED OCTOBER 31, 2002 (UNAUDITED)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         This summary of accounting policies for eFoodSafety.com, Inc. (a development stage company) is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

INTERIM FINANCIAL STATEMENTS

         The unaudited financial statements as of October 31, 2002 and for the six months then ended reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and results of operations for the six months. Operating results for interim periods are not necessarily indicative of the results which can be expected for full years.

ORGANIZATION AND BASIS OF PRESENTATION

         The Company was incorporated under the laws of the State of Nevada on January 28, 1998. Since January 28, 1998 the Company is in the development stage, and has not commenced planned principal operations.

NATURE OF BUSINESS

         The company has no products or services as of April 30, 2002. The Company was organized as a vehicle to provide methods and products to ensure the safety of fruits and vegetables being marketed worldwide.

CASH AND CASH EQUIVALENTS

         For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

                              EFOODSAFETY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED APRIL 30, 2002 AND 2001
              AND THE SIX MONTHS ENDED OCTOBER 31, 2002 (UNAUDITED)
                                   (CONTINUED)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (CONTINUED)

PERVASIVENESS OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

LOSS PER SHARE

         The reconciliations of the numerators and denominators of the basic loss per share computations are as follows:

                                                                                                     Per-Share
                                                        INCOME                   SHARES                AMOUNT
                                                     (Numerator)              (Denominator)

                                                      FOR THE SIX MONTHS ENDED OCTOBER 31, 2002 (UNAUDITED)
BASIC LOSS PER SHARE
Loss to common shareholders                    $                (17,533)             29,335,000  $                -
                                               ========================   =====================  ==================

                                                                FOR THE YEAR ENDED APRIL 30, 2002
BASIC LOSS PER SHARE
Loss to common shareholders                    $                (29,847)             29,335,000  $                -
                                               ========================   =====================  ==================

                                                                FOR THE YEAR ENDED APRIL 30, 2001
BASIC LOSS PER SHARE
Loss to common shareholders                    $                (23,101)             15,833,029  $                -
                                               ========================   =====================  ==================

         The  effect  of   outstanding   common  stock   equivalents   would  be
anti-dilutive for all periods presented and are thus not considered.

                              EFOODSAFETY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED APRIL 30, 2002 AND 2001
              AND THE SIX MONTHS ENDED OCTOBER 31, 2002 (UNAUDITED)
                                   (CONTINUED)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

CONCENTRATION OF CREDIT RISK

         The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains the majority of its cash balances with one financial institution, in the form of demand deposits.

NOTE 2 - INCOME TAXES

         As of April 30, 2002, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $614,000 that may be offset against future taxable income through 2022. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

NOTE 3 - DEVELOPMENT STAGE COMPANY

         The Company has not begun principal operations and as is common with a development stage company, the Company has had recurring losses during its development stage. The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. In the interim, shareholders of the Company have committed to meeting its minimal operating expenses.

NOTE 4 - COMMITMENTS

         As of April 30, 2002 all activities of the Company have been conducted by corporate officers from either their homes or business offices. Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities.

                              EFOODSAFETY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED APRIL 30, 2002 AND 2001
              AND THE SIX MONTHS ENDED OCTOBER 31, 2002 (UNAUDITED)
                                   (CONTINUED)

NOTE 5 - COMMON STOCK TRANSACTIONS

         On February 9, 1998, the Company issued approximately 360 shares of common stock to its officers and directors for payments made on the Company's behalf during its formation in the amount of approximately $3,910.

         On October 16, 2000, the Company issued approximately 29,334,640 shares of common stock, par value $.0005, to acquire Global Procurement Systems.

NOTE 6 - RELATED PARTY TRANSACTIONS

         During the six months ended October 31, 2002 and the years ended April 30, 2002 and 2001, shareholders have paid general and administrative expenses on behalf of the Company. These payments have been recorded as expenses and as paid-in capital to the Company. The amount of paid-in capital contributed by shareholders totaled $14,235 for the six months ended October 31, 2002 and $21,992 and $23,101 for the years ended April 30, 2002 and 2001 respectively.

NOTE 7 - ACQUISITION

         On October 16, 2000, the Company entered into an agreement and plan of reorganization with Global Procurement Systems, Inc. ("GPS") whereby the Company acquired GPS. This business combination was accounted for as a reverse merger with GPS being the surviving entity for financial reporting purposes. As a result of the acquisition, the Company changed its name to eFoodSafety.com, Inc.

         The merger was recorded as a recapitalization. In connection with this recapitalization, the number of shares outstanding prior to the merger have been restated to their post merger equivalents (increased from 360 shares to 16,795,000) and the par value of the Common Stock changed from no par value to $.0005. All references in the accompanying financial statements to the number of Common shares and per-share amounts since inception have been restated to reflect the equivalent number of post merger shares.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 78(1)(2)(3) & (4) of the Nevada Revised Statutes (the "NRS") permits corporations to indemnify a Director, Officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a Director, Officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expense. Our Articles of Incorporation and By-laws do not include such a provision automatically indemnifying a Director, Officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a Director, Officer, employee or agent, or arising out of his status as such.

Our By-laws, Article X Section 3, do permit us to secure insurance on behalf of any Officer, Director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether or not Nevada law would permit indemnification.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of the offering, all of which are to be borne by the Registrant, are as follows:

               SEC Filing Fee                                     $          13*
               Printing Expenses                                  $       2,000*
               Accounting Fees and Expenses                       $      11,000*
               Legal Fees and Expenses                            $      15,000*
               Blue Sky Fees and Expenses                         $       5,000*
               Registrar and Transfer Agent Fees                  $         500
               Miscellaneous                                      $       1,000*
               Total                                              $      34,513

                               *Estimated Amounts
All expenses of the registration will be borne by eFood. Mr. Bill Karney will personally pay any cash requirements that are to be incurred by the company as required during these developmental stages, including the estimated $34,513.00 expense of this offering. These payments will not be considered as debt, but as equity contributions made to the company.






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

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The securities of eFoodSafety.com, Inc. were issued by the company within the past two (2) years upon incorporation and a Board of Directors-approved retroactive forward stock split of 6 to 1. There were 12,540,000 shares of common stock existing, all of which were issued pursuant to the exemption from registration contained within Section 4(2) of the Securities Act of 1933 to former officers and directors of DJH International, Inc. (120,000 shares) and equity contributors (12,420,000). A Reorganization and Assignment of Assets of Global Procurement Systems to eFoodSafety.com, Inc., formerly known as DJH International, Inc., occurred on October 16, 2000. An additional 16,795,000 shares were issued from treasury for due consideration from the merging corporation.
In reference to Item 701(b) of Regulation S-B, eFood has not publicly offered any securities to date. Upon the effectiveness of this registration statement, 12,540,000 shares of common stock will be outstanding and registered for resale by the Selling Shareholders as listed herein in accordance with the Securities Act of 1933.

All of the shares listed in the Selling Shareholders table were purchased from and issued by DJH International, Inc. on October 29, 1996 for cash at $0.0005 (par value) per share.


ITEM 27. EXHIBITS

The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B:

EXHIBIT NUMBER               DESCRIPTION

3.1                          Articles of Incorporation
3.2                          Corporate By-Laws
4.1                          Form of Common Stock Certificate
5.1                          Opinion of Counsel
23.1                         Consent of Robison, Hill & Co.
23.2                         Consent of Richard E. Daniels, Esq. (See 5.1)

ITEM 28. UNDERTAKINGS.

(a) The undersigned Company hereby undertakes to:
         (1) File, during any period in which it offers or sells securities, a post effective amendment to this Registration Statement to:

                           i.       Include any prospectus required by Section I
                                    (a)(3)  of the  Securities  Act of 1933 (the
                                    "Securities Act");



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

                           ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement.

                           iii. Include any additional or changed material information on the plan of distribution.


(2) For determining liability under the Securities Act, each post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Officers and controlling persons of eFood pursuant to the foregoing provisions, or otherwise, eFood has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


In the event that a claim for indemnification against such liabilities (other than the payment by eFood of expenses incurred or paid by a Director, Officer or a controlling person of eFood in the successful defense of any action, suit or proceeding) is asserted by such Director, Officer or controlling person in connection with the securities being registered, eFood will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



















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

                                   SIGNATURES



In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Bel Air, Maryland on February 3, 2003.


EFOODSAFETY.COM, INC.



BY:      /s/ Patricia Ross
         President/Treasurer/Director


In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


SIGNATURE                    TITLE                             DATE



/s/ Patricia Ross            President, Treasurer, Director    February 3, 2003



/s/ Clarence W. Karney       CEO, Secretary, Director          February 3, 2003



/s/  Lindsey Lee             Chief Financial Officer           February 3, 2003










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